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XenoPort, Inc.

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NEWS RELEASE	Company Contact:
For Immediate Distribution	Jackie Cossmon 408-616-7220 ir@XenoPort.com

XENOPORT FILES INVESTOR PRESENTATION

XenoPort Has the Right Strategy and Board to Build Stockholder Value

Highlights Progress Company is Making Executing its Strategy to Realize Full Value of XenoPort’s Assets

Board Urges XenoPort Stockholders to Vote “FOR ALL” XenoPort Director Nominees on WHITE Card Today

SANTA CLARA, Calif. – May 21 – XenoPort, Inc. (Nasdaq: XNPT) today announced that it has filed a presentation with the U.S. Securities and Exchange Commission (SEC) in connection with the Company’s upcoming Annual Meeting, which will be held on June 11, 2014. The presentation is available on the SEC’s website at www.sec.gov.

Highlights of the presentation include:

•	XenoPort’s Board of Directors and management team are committed to realizing the full potential of XenoPort’s assets;

•	XenoPort’s Board is active and engaged, and has the depth, diversity of skills and expertise needed to oversee the execution of XenoPort’s strategy;

•	XenoPort is making meaningful progress commercializing and building value in HORIZANT® (gabapentin enacarbil) Extended-Release Tablets. With its focused commercial efforts involving just ~40 sales reps, XenoPort recently achieved a level of prescribed HORIZANT tablets, based on the four-week period ending May 9, that corresponds to an annualized gross demand sales run-rate of $25 million;

•	XenoPort is committed to optimizing the value of XP23829, and is taking appropriate steps to move it through the development process;

•	XenoPort’s ability to monetize and create value for its assets is also demonstrated in its May 15, 2014 agreement with Reckitt Benckiser Pharmaceuticals, Inc., subject to antitrust regulatory clearance;

•	XenoPort’s Board has concluded that the nominees of Clinton Relational Opportunity Master Fund, L.P. and its affiliates (Clinton) add no relevant skills, experience or expertise that is not already well represented on the Board; and

•	XenoPort’s Board believes that Clinton’s nominees will push an agenda that could undermine the Board’s goal of maximally enhancing value of XenoPort through its current investment in both HORIZANT and XP23829.

XenoPort stockholders are reminded that their vote is important, no matter how many or how few shares they own. The XenoPort Board urges stockholders to protect their investment by voting the WHITE proxy card today “FOR ALL” of XenoPort’s nominees: Ronald W. Barrett, Ph.D., Jeryl L. Hilleman and Wendell Wierenga, Ph.D., “FOR” Proposals 2 through 4 and 9 through 14 and “AGAINST” Clinton Proposals 5 through 8.

If you have any questions, require assistance with

voting your WHITE

proxy card or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

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Important Additional Information and Where to Find It

XenoPort, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with XenoPort’s 2014 Annual Meeting of Stockholders. XenoPort has filed with the SEC and provided to its stockholders a definitive proxy statement and a WHITE proxy card in connection with such solicitation. XENOPORT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of XenoPort’s directors and executive officers and their respective interests in XenoPort by security holdings or otherwise is set forth in XenoPort’s definitive proxy statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on April 22, 2014, including Appendix B thereto.

The definitive proxy statement (and amendments or supplements thereto) and the accompanying WHITE proxy card, and any other relevant documents and other material filed by

XenoPort with the SEC, are or will be available for no charge at the SEC’s website at www.sec.gov and at XenoPort’s investor relations website at http://investor.xenoport.-com/index.cfm. Copies may also be obtained free of charge by contacting XenoPort Investor Relations by mail at 3410 Central Expressway, Santa Clara, California 95051 or by telephone at (408) 616-7200.

Forward-Looking Statements

This press release contains “forward-looking” statements, including, without limitation, all statements related to the potential value of XenoPort’s assets and XenoPort’s ability to achieve its goal of enhancing stockholder value through the execution of its strategic plan, including all statements related to the commercial and value opportunity for HORIZANT and the suitability of XP23829 as a potential treatment for psoriasis or relapsing forms of multiple sclerosis; XenoPort’s current strategy for advancing the XP23829 clinical development program; and other statements that are not historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “could,” “may,” “plan,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to XenoPort’s lack of commercialization experience and its ability to successfully market and sell HORIZANT, including XenoPort’s ability to maintain sales, marketing, distribution, supply chain and other sufficient capabilities to sell HORIZANT; XenoPort’s dependence on the success of its strategies for HORIZANT commercialization, promotion and distribution, as well as its ability to successfully execute on these activities and to comply with applicable laws, regulations and regulatory requirements; the competitive environment for and the degree of market acceptance of HORIZANT; obtaining appropriate pricing and reimbursement for HORIZANT in an increasingly challenging environment; the difficulty and uncertainty of pharmaceutical product development and the uncertain results and timing of clinical trials and other studies, including the risk that success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful; XenoPort’s ability to successfully advance XP23829 development and to conduct or initiate clinical trials in the anticipated timeframes, or at all; the uncertainty of the FDA’s review process and other regulatory requirements, including the risk that FDA action, including with respect to the investigational new drug application for XP23829, would delay or prevent the initiation of future clinical trials of XP23829; XenoPort’s need for and the availability of resources to develop XP23829 and to support XenoPort’s operations; XenoPort’s dependence on future collaborative partners; the uncertain therapeutic and commercial value of HORIZANT and XP23829; as well as risks related to future opportunities and plans, including the uncertainty of future operating results. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 9, 2014. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

About XenoPort

XenoPort, Inc. is a biopharmaceutical company focused on developing and commercializing a portfolio of internally discovered product candidates for the potential treatment of neurological disorders. XenoPort is currently commercializing HORIZANT in the United States and developing its novel fumaric acid ester product candidate, XP23829, as a potential treatment for patients with moderate-to-severe chronic plaque type psoriasis and/or relapsing forms of multiple sclerosis. REGNITE® (gabapentin enacarbil) Extended-Release Tablets is being marketed in Japan by Astellas Pharma Inc. XenoPort’s pipeline of product candidates also includes a potential treatment for patients with Parkinson’s disease.

To learn more about XenoPort, please visit the website at www.XenoPort.com.

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